SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 27, 2005

CAPITOL FEDERAL FINANCIAL

(Exact name of Registrant as specified in its Charter)

United States (State or other jurisdiction of incorporation)	0-24118 (Commission File Number)	48-1212142 (IRS Employer Identification Number)

700 Kansas Avenue   Topeka, Kansas 66603

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(785) 235-1341

N/A

(Former name or former address, if changed since last report)

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ITEM 7.01   REGULATION FD DISCLOSURE

The Registrant's press release dated July 27, 2005, announcing a cash dividend of $0.50 per share on outstanding CFFN common stock payable on August 19, 2005 to stockholders of record as of the close of business on August 5, 2005, is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit 99.1 - Dividend Press Release dated July 27, 2005

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SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL FEDERAL FINANCIAL

Date: July 27, 2005	By:	/s/ John B. Dicus John B. Dicus, President and Chief Executive Officer
Date: July 27, 2005	By:	/s/ Neil F. M. McKay Neil F. M. McKay, Executive Vice President and Chief Financial Officer

End.